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                                                                    EXHIBIT 99.6

                                                Name of Optionee:  _____________

                                    OPTION GRANT
                                         OF
                                   TECHWAVE INC.

                    (a/k/a Integra Technology Solution Centers)

     This is an option grant dated the date set forth on Schedule A hereto (hereinafter, together with this Agreement, called the "Agreement") by TechWave Inc., a Washington corporation (the "Company"), to ____________________________ (the "Optionee").

     1. GRANT OF OPTION. The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or of any other compensation for services, the right and option (the "Option") to purchase all or any part of an aggregate number of full shares of Common Stock set forth in Schedule A on the terms and conditions set forth (i) herein, (ii) in the Company's 1996 Combined Incentive and Nonqualified Stock Option Plan (the "Plan") and (iii) on Schedule A. The date of grant of the Option is the date set forth in Schedule A. Optionee may use the Notice of Exercise of Stock Option in the form attached when you exercise the option.

     2. NON-TRANSFERABLE. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Option is exercisable, during his lifetime, only by him. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, the Option thereupon shall terminate and become null and void. During an Optionee's lifetime, the Option granted is personal to him and is exercisable solely by Optionee.

     3. WITHHOLDING. Prior to delivery of any shares purchased upon exercise of this Option, Company shall determine the amount of any federal or state income tax, if any, which is required to be withheld under applicable law and shall collect from optionee in accordance with the Plan the amount of any such tax to the extent not previously withheld.

     4. RIGHTS AS SHAREHOLDER. Optionee shall not have any rights as a shareholder with respect to any shares subject to this Option until the date that a stock certificate for such shares as to which Optionee has exercised this option has been issued to Optionee. Company shall issue- such certificate as expeditiously as possible.

     5. LIMITATIONS AS TO DIRECTORSHIP. The grant of this Option, execution of this Agreement or exercise of any portion of this option shall not confer upon Optionee any right to, or guaranty of, continued position as a director of the Company, or in any way limit the

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          right of the Company to remove Optionee as a director of the
          Company at any time.

     6.   SECURITIES REGULATION.

     (a) COMPLIANCE; CONDITION TO EXERCISE. Shares of Common Stock shall not be issued with respect to this option unless the exercise of this option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of shares as to which such requisite authority shall not have been obtained.

     IMPORTANT: THE OPERATION OF THE FEDERAL OR STATE SECURITIES LAWS MAY PROHIBIT THE ISSUANCE OF STOCK TO CERTAIN OPTIONEES UPON EXERCISE OF OPTIONS UNLESS A REGISTRATION STATEMENT IS EFFECTIVE. ACCORDINGLY, THE OPTIONEE HEREUNDER MAY NOT, UNDER CERTAIN CIRCUMSTANCES, BE ABLE TO EXERCISE THIS OPTION AND PURCHASE STOCK WHEN HE OR SHE DESIRES TO DO SO OR PRIOR TO ITS EXPIRATION OR TERMINATION. THE COMPANY INTENDS TO FILE A REGISTRATION STATEMENT RELATING TO THE SHARES COVERED BY THIS OPTION.

     (b) REPRESENTATIONS BY OPTIONEE. As a condition to the exercise of this option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the option of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 6(a). At the option of the Company, a stop transfer order against any shares may be placed on the official stock books and records of the Company, and two legends may be stamped on the stock certificate, one of which indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, and the second of which indicating that the shares may not be pledged, sold, or otherwise transferred except in compliance with the Company's Shareholders' Agreement dated September 29, 1993. The Board of Directors may also require such other action or agreement by the optionees as may from time to time be necessary to comply with the federal and state securities laws. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER THIS PROVISION NOR ANY OTHER PROVISION SHALL OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF OPTIONS OR STOCK HEREUNDER.

     7. TERMINATION OF EMPLOYMENT, DISABILITY AND DEATH. The Plan provides certain restrictions with respect to the exercise of this option upon termination of employment, disability and

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death.  Refer to Section 9 of the Plan for the specific restrictions.

     8. NOTICES. Any notice or demand which either party may give to the other hereunder shall be in writing and shall be effective when delivered personally or sent by registered mail, postage prepaid, addressed, if to Optionee, as set forth on Schedule A and if to Company, as follows:

                    TechWave Inc.
                    720 Olive Way
                    Suite 920
                    Seattle, Washington  98101
                    Attention:  Dwayne Walker

     Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     9. THE PLAN. This Agreement hereby incorporates by reference all of the provisions of the Plan, and shall in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall prevail. All matters of interpretation of the Plan and this Agreement, including the terms and conditions thereof and hereof and the definitions of the words used therein and herein, shall be in the sole and final discretion of the Board of Directors of the Company or authorized committee of the Board of Directors.

     10. RIGHT TO REPURCHASE STOCK. The Plan provides the Company the right to repurchase the stock acquired upon exercise of this option under certain conditions. Refer to the Plan by the specific provisions.

     11. GOVERNING LAW. This Option shall be governed by the laws. of the state of Washington.

     DATED this ___ day of _____________, 19 ___.

                                        TECHWAVE INC.

                                        By:

                                        Its:

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                           ACCEPTANCE AND ACKNOWLEDGMENT

     I accept the stock option dated ______________, 19 ___ granted by TechWave Inc., and understand its terms and conditions.

Dated ______________, 19 ____.

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                                    OPTION GRANT
                                         OF
                                   TECHWAVE INC.

                                     SCHEDULE A


1.   Name and Address of Optionee:




2.   Date of grant of this Option:  ______

3.   This Option is:     (  ) an Incentive Stock Option, or

                         (  ) a Nonqualified Stock Option.

8.   Number of shares of Common Stock covered by this Option:  ______ shares.

9.   Purchase price per share: $____.

10.  This Option expires on:  ____.

11. Upon approval of the shareholders of TechWave Inc. of the Stock Option Plan, this Option shall become exercisable in increments with respect to the following numbers of shares as set forth below:

     Date on and after                       Portion of total
     which Option                            Option which
     is exercisable                          is exercisable
     --------------                          --------------


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                          NOTICE OF EXERCISE OF STOCK OPTION

TO:  TECHWAVE INC.

     I hereby exercise my stock option granted by TechWave Inc. (the "Company"), subject to all the terms and provisions thereof and notify the Company of my desire to purchase _________shares of Common Stock of the Company at the exercise price of $ _______ per share which were offered to me pursuant to said option.

     I hereby represent that the _____________ shares of Common Stock to be delivered to me pursuant to this exercise are being acquired by me for my own account, for investment and not with a view to resale or distribution.

Dated ______________, 19 ____.